Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, James D. Farley, Jr., President and Chief Executive Officer of Ford Motor Company (the “Company”), hereby certify pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that to my knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2022	/s/ James D. Farley, Jr.
James D. Farley, Jr.
President and Chief Executive Officer